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                                                                    EXHIBIT 23-C

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this Registration Statement.

                                          Arthur Andersen LLP

New York, New York

July 19, 1996